IMMUNOMEDICS, INC.
                                300 American Road
                         Morris Plains, New Jersey 07950

                              ---------------------
                                 PROXY STATEMENT
                              ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                December 1, 1999


    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IMMUNOMEDICS, INC. (the "Company") will be held at the Company's offices at 300 American Road, Morris Plains, New Jersey 07950, on Wednesday, December 1, 1999, at 10:00 a.m., for the following purposes:

        1. To elect four Directors;

        2. To ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2000; and

        3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on October 14, 1999 as the record date for determining all stockholders entitled to receive notice of the Annual Meeting and to vote at such meeting or any adjournment or adjournments thereof.

    The Board of Directors appreciates and welcomes stockholder participation in the Company's affairs. Whether or not you plan to attend the Annual Meeting, please vote by completing, signing and dating the enclosed proxy and returning it promptly to the Company in the enclosed self-addressed, postage-prepaid envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

                                        By Order of the Board of Directors,


                                         PHYLLIS PARKER,
                                         Secretary

October 18, 1999

                               IMMUNOMEDICS, INC.
                                300 American Road
                         Morris Plains, New Jersey 07950

                              ---------------------
                                 PROXY STATEMENT
                              ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 1, 1999

General Information

    This Proxy Statement is furnished to the stockholders of Immunomedics, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Stockholders of the Company to be held on December 1, 1999, and any adjournment or adjournments thereof (the "Annual Meeting"). A copy of the notice of meeting, the Company's Annual Report for the fiscal year ended June 30, 1999 and form of proxy accompany this Proxy Statement and are first being sent to stockholders on or about October 22, 1999.

    Only stockholders of record at the close of business on October 14, 1999, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting. On the record date, there were issued and outstanding 38,588,965 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock entitles the holder to one vote with respect to each of the matters to be voted upon at the Annual
Meeting. The Common Stock is the only class of outstanding securities of the Company entitled to vote at the Annual Meeting.

    Presence in person or by proxy of the holders of 19,294,483 shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, the affirmative vote of the holders of at least a majority of votes present and entitled to be cast at the Annual Meeting is required for (i) the election of Directors, (ii) the ratification of the selection of KPMG LLP as independent auditors for the current fiscal year, and (iii) except as otherwise required by Delaware Law or the Company's Certificate of incorporation, any other matters that properly come before the meeting. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Abstentions may be specified on all proposals submitted to a stockholder vote other than the election of directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. Thus, an abstention from voting on a matter has the same legal effect as a vote "against" the matter, even though a stockholder may interpret such action differently. A proxy submitted by a stockholder also may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain matters in the absence of instructions from the beneficial owner of the shares.

    If a proxy in the accompanying form is properly executed and returned, the shares represented thereby will be voted as instructed in the proxy. If no instructions are given, the persons named in the proxy intend to vote in favor of (i) the nominees for election as Directors as set forth below and (ii) the ratification of the selection of KPMG LLP as independent auditors for the current fiscal year.

    Brokers holding shares in street name, who do not receive instructions, are entitled to vote on the election of Directors and ratification of the appointment of the independent auditors, since such matters are considered to be routine. Since a broker is not required to vote shares held in "street name" in the absence of instructions from the beneficial stockholder, a stockholder's failure to instruct his broker may result in the stockholder's shares not being voted.

    Each proxy granted may be revoked by the person granting it at any time (i) by giving written notice to such effect to the Secretary of the Company, (ii) by execution and delivery of a proxy bearing a later date, or (iii) by attendance and voting in person at the Annual Meeting, except as to any matter upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred such proxy. The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.


                             ELECTION OF DIRECTORS

Nominees

    The Certificate of Incorporation of the Company provides that the number of Directors of the Company shall be fixed by resolution of the Board of Directors. Such number currently has been fixed at four persons. At the Annual Meeting, four persons will be elected to the Board of Directors to serve until the next annual meeting and until their successors have been elected and qualified. The persons named as proxies in the accompanying proxy intend to vote for these nominees of the Board of Directors or, if any of the nominees should be unable to serve, for such substitute nominee(s) as the Board of Directors then may propose.

    The following table sets forth information about the nominees, each of whom is currently serving as a Director of the Company:

                                                                           Year
                                                                           First
                                                                         Elected to
                                                                         Board of
    Name                      Age        Positions with the Company      Directors
-------------------          -----    ------------------------------     ----------
David M. Goldenberg.....      61        Chairman of the Board,
                                        Chief Executive Officer and
                                        Director(1)(6)                      1982
Marvin E. Jaffe.........      63        Director(2)(5)(6)                   1994
Richard R. Pivirotto....      69        Director(1)(2)(3)(4)(6)             1991
Richard C. Williams.....      56        Director(1)(2)(3)(4)(5)             1993

---------

(1) Executive Committee member
(2) Audit Committee member
(3) Compensation Committee member
(4) Finance Committee member
(5) Research Review Committee member
(6) Governance and Nominating Committee member

                              --------------------

    Each current Director was elected as such at the Annual Meeting held on November 4, 1998. There are no family relationships between directors and executive officers except that Dr. Goldenberg and Ms. Sullivan are husband and wife.

     Dr. David M. Goldenberg founded the Company in July, 1982, and since that time, has been Chairman of the Board of the Company. Dr. Goldenberg served as Chief Executive Officer from July, 1982, through July, 1992; from February, 1994 through May, 1998, and resumed his responsibilities as Chief Executive Officer effective July,1999. Dr. Goldenberg was Professor of Pathology at the University of Kentucky Medical Center from 1973 until 1983 and Director of such University's Division of Experimental Pathology from 1976 until 1983. From 1975 to 1980, he also served as Executive Director of the Ephraim McDowell Community Cancer Network, Inc., and from 1978 to 1980 he was President of the Ephraim McDowell Cancer Research Foundation, Inc., both in Lexington, Kentucky. Dr. Goldenberg is a graduate of the University of Chicago College and Division of Biological Sciences (S.B.), the University of Erlangen-Nuremberg (Germany) Faculty of Natural Sciences (Sc.D.), and the University of Heidelberg (Germany) School of Medicine (M.D.). He has written or co-authored more than 950 articles, book chapters and abstracts on cancer research, detection and treatment, and has researched and written extensively in the area of radioimmunodetection using radiolabeled antibodies. In addition to his employment with the Company, Dr. Goldenberg is President of The Center for Molecular Medicine and Immunology ("CMMI"), an independent non-profit research center (also knows as the Garden State Cancer Center). He also holds the positions of Adjunct Professor of Microbiology and Immunology with the New York Medical College in Valhalla, N.Y. In 1985 and again in 1992, Dr. Goldenberg received an "Outstanding Investigator" grant award from the National Cancer Institute for his work in radioimmunodetection and, in 1986, he received the New Jersey Pride Award in Science and Technology. Dr. Goldenberg was honored as the ninth Herz Lecturer of the Tel Aviv University Faculty of Life Sciences. In addition, Dr. Goldenberg received the 1991 Mayneord 3M Award and Lectureship of the British Institute of Radiology for his contributions to the development of radiolabeled monoclonal antibodies used in the imaging and treatment of cancer. He was also named the co-recipient of the 1994 Abbott Award by the International Society for Oncodevelopmental Biology and Medicine. Dr. Goldenberg also serves as Chairman of the Board of IBC Pharmaceuticals, LLC.

    Dr. Marvin E. Jaffe has been a consultant to the health care industry since April 1994. From August 1988 until March 1994 he was president of the RW Johnson Pharmaceutical Research Institute, where he was responsible for the global research and development activities of a group of Johnson & Johnson companies including Ortho and McNeil Pharmaceutical, Ortho Biotech and Cilag. Prior to joining Johnson & Johnson, Dr. Jaffe held senior positions in drug development at Merck & Co., Inc. He also serves as a Director of Chiroscience, plc., a biopharmaceutical company, Titan Pharmaceuticals, Inc., a biopharmaceutical company focusing on neurological diseases and cancer, Matrix Pharmaceuticals, Inc., a biotechnology company involved in development of anti-cancer products, and Vanguard Medical Group, plc, a product development company.

    Richard R. Pivirotto has been the President of Richard R. Pivirotto Company, Inc., a management consulting firm in Greenwich, Connecticut, since 1981. Prior thereto, until 1981, Mr. Pivirotto had served as President and Chairman of Associated Dry Goods Corp., a chain of retail department stores, of which he also served as a Director until 1986. Mr. Pivirotto also serves as a member of the Board of Directors of General American Investors Company, Inc., a closed-end diversified management investment company, The Gillette Company, a consumer products company, The New York Life Insurance Company, a life insurance company, CBS Corp., a global company engaged in the media industries and technologies business, and its subsidiary, Infinity Broadcasting Company, The Greenwich Bank & Trust Co., a financial institution and Yale New Haven Health Systems. Mr. Pivirotto serves as a Trustee of Greenwich Hospital Corp., a Trustee Emeritus of Princeton University, as well as a Trustee of General Theological Seminary. Mr. Pivirotto was a Trustee of The Center for Molecular Medicine and Immunology from September 1989 until October 1991.

    Richard C. Williams has been the President and Chief Executive Officer of Conner-Thoele Limited, a financial and strategic advisory firm serving the health care and pharmaceutical industries, since March 1989, and also is Chairman of the Board of Medco Research, Inc., a company focused on developing cardiovascular medicines and adenosine-based products. He also serves as Co-Chairman of the Board of Vysis, Inc., a genomics diagnostic company. Mr. Williams also is a director of Centaur, Inc., a company involved in animal health. Mr. Williams also serves as a member of the Board of Directors as well as Acting Chief Financial Officer of IBC Pharmaceuticals, LLC. In addition to other positions, Mr. Williams served as Chief Financial Officer of Erbamont, N.V., a pharmaceutical company, from November 1983 until February 1989, and prior thereto served in various financial positions with Field Enterprises, Abbott International, Ltd., and American Hospital Supply Corporation.

    The Board of Directors recommends that stockholders vote FOR the election of each of the nominees named herein.


Additional Information with respect to the Board of Directors and its Committees

    During the fiscal year ended June 30, 1999, the Board of Directors met eight times. There are six standing committees of the Board of Directors which are described below. During the fiscal year ended June 30, 1999, each Director attended at least 75% of the aggregate of (i) all Board meetings, and (ii) all Committee meetings of which he was a member (held during the period he was a director or member).

    The Executive Committee has all the power and authority to act on behalf of the Board of Directors, to the extent permitted under Delaware law, in all matters not designated to other committees. During the fiscal year ended June 30, 1999, the Executive Committee did not meet. Principal functions of the other standing committees of the Board of Directors are summarized below:

    The Audit Committee reviews the audited financial statements of the Company, reviews with the Company's independent auditors the scope and results of the audit engagement and recommends to the Board of Directors the employment and termination of such auditors. During the fiscal year ended June 30, 1999, the Audit Committee held five meetings.

    The Compensation Committee administers and interprets the Company's 1983 and 1992 Stock Option Plans, approves options granted thereunder and reviews standards and policies for compensation and fringe benefit programs for the Company's employees See "Executive Compensation and Certain Relationships." During the fiscal year ended June 30, 1999, the Compensation Committee held five meetings.

    The Finance Committee investigates new sources of capital and oversees decisions regarding investment of the Company's funds. During the fiscal year ended June 30, 1999, the Finance Committee held two meetings.

    The Research Review Committee reviews research initiatives of the Company and administers the Company's obligations under an agreement with CMMI concerning the allocation of research projects. During the fiscal year ended June 30, 1999, the Research Review Committee did not meet and the functions thereof were performed by the Board of Directors.

     The Governance and Nominating Committee considers and recommends to the Board of Directors candidates for nomination to the Board of Directors. During the fiscal year ended June 30, 1999, the Governance and Nominating Committee did not meet and the functions thereof were performed by the Board of Directors.

    The Company pays each of its non-employee Directors an annual fee of $5,000, plus a per diem allowance of $1,000 for attendance at meetings and committees thereof, and $500 per telephone conference. Directors are also reimbursed for their out-of-pocket expenses incurred in attending such meetings. In addition, in accordance with the terms of the 1992 Option Plan, each non-employee Director is granted, on the first business day of July of each year, an option to purchase shares of the Company's common stock at the then prevailing fair market value, the amount of which is determined at the discretion of the Company's Board of Directors. On July 1, 1999, options to purchase 20,000 shares of common stock (or 80,000 in the aggregate) were granted to each of the Company's then non-employee Directors. See "Employee Compensation and Certain Relationships -- Stock Option Plan".


Compensation Committee Interlocks and Insider Participation

    During fiscal 1999, the Compensation Committee of the Board of Directors consisted of Messrs. W. Robert Friedman, Jr., who resigned in September 1999, Richard Pivirotto and Richard Williams, each of whom was an outside Director during fiscal 1999.


Section 16(a) Beneficial Ownership Reporting Compliance

    Based solely upon a review of Forms 3, 4 and 5 filed with the Securities and Exchange Commission and the Company under the Securities Exchange Act of 1934 (the "Exchange Act") and a review of written representations received by the Company, no person who at any time during fiscal 1999 was a Director, Executive Officer or beneficial owner of more than 10% of the outstanding shares of Common Stock failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act, except that Cynthia Sullivan, an executive officer of the Company, filed a Form 3 for the event occurring on June 26, 1999 belatedly reporting her becoming an executive officer.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth, as of October 14, 1999, information regarding the beneficial ownership of Common Stock (i) by each current Director (each of whom is a nominee for election at the Annual Meeting), (ii) by each Executive Officer listed in the Summary Compensation Table, (iii) by all current Directors and Executive Officers as a group (seven persons), and (iv) by each person or group known by the Company to own beneficially in excess of five percent of the Common Stock:


                                                        Number of
                                                        Shares of     Percent
                      Name(1)                         Common Stock   of Class
---------------------------------------------------  --------------  --------
David M. Goldenberg................................  12,870,206(2)    33.4%
Cynthia Sullivan...................................  12,870,206(2)    33.4%
Robert J. DeLuccia.................................       3,100         *
Marvin E. Jaffe....................................      35,200(3)      *
Richard R. Pivirotto...............................     105,000(4)      *
Richard C. Williams................................      45,000(4)      *
Kevin F.X. Brophy..................................           0         *
Hans J. Hansen.....................................     228,050(5)      *
Joseph E. Presslitz................................     133,500(4)      *
Melvin A. Snyder...................................           0         *
Deborah Orlove.....................................   2,013,498(6)     5.3%
Eva Goldenberg.....................................   2,013,498(6)     5.3%
All Directors and Executive Officers as a group....  13,416,956(7)    34.3%

---------
(1) Unless otherwise noted, the stockholders identified in this table have sole voting and investment power. The address of each of the stockholders listed in the above table who own more than 5% of the Common Stock is c/o Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950. All information in the table is based upon reports filed by such persons with the Securities and Exchange Commission and the Company and upon questionnaires submitted by such persons to the Company in connection with the preparation of this Proxy Statement.

(2) Consists of 6,915,161 shares held by Dr. Goldenberg, 200,000 shares held by Escalon Corp. ("Escalon"), a company wholly-owned by Dr. Goldenberg, 4,036,995 shares as to which Dr. Goldenberg has the voting or dispositive power pursuant to a power of attorney granted to him by certain of his children or as trustee for a trust for their benefit, 1,219,169 shares as to which Dr. Goldenberg has voting power pursuant to an agreement with Hildegard Gruenbaum (his former spouse), 337,500 shares which may be acquired by Dr. Goldenberg upon exercise of options which are presently exercisable or will become exercisable within 60 days of the date hereof, 13,131 shares held by Ms. Sullivan and 148,250 shares which may be acquired by Ms. Sullivan upon exercise of options which are presently exercisable or will become exercisable within 60 days of the date hereof. Dr. Goldenberg and Ms. Sullivan are husband and wife and each of them disclaims beneficial ownership of the shares held by the other. Dr. Goldenberg also disclaims beneficial ownership with respect to all shares owned by his children or Mrs. Gruenbaum. (See "Executive Compensation and Certain Relationships").

                       (footnotes continued on next page)

                    (footnotes continued from previous page)

(3) Consists of 2,500 shares held directly by Dr. Jaffe and 35,000 shares which may be acquired by him upon the exercise of options which are presently exercisable or will become exercisable within 60 days of the date hereof. (See "Executive Compensation and Certain Relationships").

(4) Represents shares which may be acquired upon the exercise of options which are presently exercisable or will become exercisable within 60 days of the date hereof. (See "Executive Compensation and Certain Relationships").

(5) Consists of 1,000 shares held by Dr. Hansen, 226,250 shares which may be acquired by him upon exercise of options which are presently exercisable or will become exercisable within 60 days of the date hereof, and 800 shares held by Dr. Hansen's wife. Dr. Hansen disclaims beneficial ownership with respect to all shares owned by his wife. (See "Executive Compensation and Certain Relationships").

(6) Consists of 1,016,749 shares held directly by Deborah Orlove and Eva Goldenberg (Dr. Goldenberg's children), as the case may be, and 996,749 shares held by a trust for the benefit of Denis C. Goldenberg, of which Deborah Goldenberg and Eva Goldenberg are trustees. Deborah and Eva Goldenberg have each signed a power of attorney granting Dr. Goldenberg the right to vote the shares held by them in their individual capacity.

(7) Consists of shares referenced in notes (2) through (5).

(*) Less than 1%.

    The Company does not know of any arrangements, including a pledge by any person of securities of the Company, the operation of which at a subsequent date may result in a change in control of the Company.


                EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS

Compensation Committee Report

    The material in this report and in the performance graph is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Compensation Committee Responsibilities

    The Company's compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is currently comprised of two non-employee Directors. All actions of the Committee are presented to the Board of Directors for ratification. The Committee reviews and determines the salaries for corporate officers and key employees and reviews and determines, by grade levels, employees who are eligible to participate in the Company's incentive compensation plans. The Committee also oversees management of the 1992 Option Plan, including the granting and certain terms of stock options, and all other compensation and benefit plans. The Committee oversees salary grade administration for the entire Company, which is used for establishing merit increases and starting salaries for new employees and is the basis for compensation reviews for all officers of the Company, including the Chief Executive Officer. When deemed appropriate, the Committee also consults with independent outside advisors for guidance on executive compensation issues.

Compensation Policies

    The primary objective of the Company's compensation program is to offer competitive compensation packages to attract, retain and motivate Company employees. To achieve this objective, industry and regional compensation surveys are used to help ensure that the Company's salary structure is competitive with other biopharmaceutical companies of comparable size and stage of development, both within and outside of the Company's geographical area. These surveys, in conjunction with the Company's overall financial condition, are also used in the process of determining annual merit increases for all employees.

    The Company's compensation program currently consists of an annual base salary, in certain select instances cash bonuses and, for employees at manager level and above, annual awards of stock options. Initially, when an executive is hired, a compensation package is developed based on the qualifications and experience the individual brings to the Company. In certain instances, the Company cannot match the cash compensation offered by large pharmaceutical companies and larger biopharmaceutical companies and, therefore, supplements salary with sizable grants of stock options. In addition, annual grants of stock options are awarded based on the individual's and the Company's performance. The Company believes that this granting of stock options provides an opportunity for financial rewards not offered, either generally or to the same extent, in larger, more mature companies. However, these options will only be of real value if the Company is successful in achieving its business objectives, thereby increasing stockholder value. Consequently, the employee's financial rewards are closely aligned with the Company's performance and the value created for stockholders.

    Each year the executive receives an appraisal assessing the extent to which pre-established individual goals have been achieved and the extent to which the individual contributed to the overall success of the Company. This appraisal process is reviewed in light of the Company's success in achieving its overall business objectives. The executive's annual merit adjustment and stock option award are derived from this appraisal process.

Chief Executive Officer's Compensation

    The compensation of David M. Goldenberg, the Company's current Chief Executive Officer, who resumed his duties in this capacity effective July 1999, is administered pursuant to a five-year employment contract, which was negotiated at arms-length and entered into between Dr. Goldenberg and the Company on November 1, 1993(see "Amended and Restated Employment Agreement with Dr. Goldenberg"). Dr. Goldenberg's employment agreement has been extended for a five-year period which expires on October 31, 2003. Pursuant to the employment contract, Dr. Goldenberg is to receive an annual base salary of not less than $220,000 and may receive annual grants of stock options and/or a cash bonus, if the performance of his duties are to the Board's satisfaction.

    Dr. Goldenberg voluntarily reduced his annual base salary effective June 1999, from $265,000 to $225,000. Effective June 22, 1999, in recognition of his accomplishments, Dr. Goldenberg was granted an option to purchase 150,000 shares of common stock pursuant to the 1992 Option Plan. The growth of the Company's operations over the past year, under Dr. Goldenberg's leadership, was reviewed with specific reference to the extent to which he contributed to the overall success of the Company's achievement of its objectives. Specific consideration was given to the progress made in the Company's transition to a sales and marketing organization, the continuing in research and development programs, clinical and regulatory activities, financing and adherence to budget. In addition, Dr. Goldenberg's total compensation was reviewed based on the experience he brings to the Company and the salaries paid to Chief Executive Officers of other biopharmaceutical companies of similar size and stage of development.

     Effective June 1, 1998, Robert J. DeLuccia was appointed President and Chief Executive Officer of the Company at an annual base salary of $240,000. Mr. DeLuccia was also granted options to purchase 200,000 shares of common stock under the Company's 1992 Stock Option Plan. Mr. DeLuccia resigned effective June 1999.

                                          Compensation Committee,

                                          RICHARD R. PIVIROTTO
                                          RICHARD C. WILLIAMS

Compensation of Executive Officers

    The following table sets forth information regarding compensation for services rendered, in all capacities, awarded or paid to or earned by each person who served as the Chief Executive Officer during fiscal 1999 and each of the other Executive Officers of the Company who received compensation from the Company aggregating at least $100,000 during the year ended June 30, 1999 (collectively, the "Named Executive Officers").


                                                            Summary Compensation Table

                                                                                                   Long-Term
                                                                                                  Compensation
                                                                                                 --------------
                                                   Annual Compensation                               Shares
                                 ---------------------------------------------------------         Underlying   All Other
      Name and                                                              Other Annual             Options     Compen-
  Principal Position              Year       Salary($)(1)       Bonus($)   Compensation($)            (#)(3)     sation($)
------------------------         ------     --------------      --------  ----------------          ---------  -----------
David M. Goldenberg               1999          263,667             --          105,400(2)           150,000    181,511(5)
 Chairman and                     1998          226,875             --          105,400(2)           150,000(4) 181,298(5)
 Chief  Executive Officer         1997          251,875             --          105,400(2)           100,000    169,505(5)

Robert J. DeLuccia(7)             1999          240,000             --            7,500(7)              --           --
 President, Chief                 1998           20,000             --              750(7)           200,000(6)      --
 Executive Officer                1997             --               --              --                  --           --
 and Director

Kevin F.X. Brophy(8)              1999          124,767             --              --                  --           --
 Vice President, Finance          1998           69,013             --              --                28,000         --
 And Administration and           1997             --               --              --                  --           --
 Chief Financial Officer

Hans J. Hansen                    1999          177,146             --              --                10,000         --
 Vice President                   1998          171,099             --              --                10,000(4)      --
 Research and Development         1997          166,170             --              --                15,000         --

Joseph E. Presslitz               1999          160,924             --              --                 5,000         --
 Vice President,                  1998          154,792             --              --                10,000(4)      --
 Regulatory Affairs               1997          136,474             --              --                20,000         --

Melvin A. Snyder(9)               1999          159,538             --              --                  --           --
 Vice President, Marketing        1998          100,000             --          108,000(9)            10,000(4)      --
 and Business Development         1997             --               --           84,000(9)            45,000         --

Cynthia L. Sullivan               1999          130,942             --              --                30,000         --
 Executive Vice President         1998          121,449             --              --                10,000(4)      --
 and Chief Operating Officer      1997          112,300             --              --                20,000         --
--------

(1) Includes contributions by the Company to its 401(k) Retirement Plan on behalf of the Named Executive Officers.

(2) Includes (i) royalty payments in the amount of $100,000 paid pursuant to a patent license agreement and an employment agreement and (ii) an automobile allowance of $5,400. (See "Agreements with Executive Officers").

                       (footnotes continued on next page)

                     (footnotes continued on previous page)

(3) Represents non-qualified stock options granted pursuant to the 1992 Option Plan. (See "Stock Option Plan").

(4)     Represents options granted in fiscal 1999 with respect to fiscal 1998.

(5) Includes (i) premiums paid on whole life insurance policies maintained for the benefit of the Goldenberg Family Trust in fiscal 1999, 1998, and 1997, of $156,000, $156,000, and $144,000, respectively, and (ii)
        premiums of $25,000 paid each year for life insurance policies maintained for the sole benefit of Dr. Goldenberg. (See "Agreements with Executive Officers").

(6) Represents stock options granted pursuant to the 1992 Stock Option Plan in accordance with the employment agreement with Mr. DeLuccia. (See "Agreements with Executive Officers").

(7) Mr. DeLuccia joined the Company as President, Chief Executive Officer and Director on June 1, 1998 and resigned in June 1999. Other annual compensation includes an automobile allowance. (See "Agreements with Executive Officers").

(8)     Mr. Kevin F.X. Brophy's employment was terminated in April 1999.

(9) Includes compensation paid to Mr. Snyder while acting as a consultant to the Company. Mr. Snyder became an employee of the Company on January 1, 1998. Mr. Snyder's employment was terminated in March 1999.


        Stock Option Plan

            All employees of the Company, members of the Company's Board of Directors, members of the Company's Scientific Advisory Board, if any, and consultants to the Company are eligible to participate in the 1992 Option Plan. The 1992 Option Plan is intended to provide incentive to continue employment and dedication of such persons by enabling them to acquire a proprietary interest in the Company, and by offering comparable incentives to enable the Company to better attract, compete for and retain highly qualified employees and advisors. The 1992 Option Plan is currently being administered by the Compansation Committee of the Board of Directors (the "Committee"), currently comprised of two non-employee Directors of the Company. The 1992 Option Plan authorizes the issuance, within ten years from the date of its adoption, of options covering up to 3,000,000 shares of Common Stock, subject to adjustment in certain circumstances. On July 1, 1998, nonqualified stock options to purchase 50,000 shares of Common Stock were granted to the current non-employee Directors of the Company at a weighted average exercise price of $4.63 per share.

            The following table sets forth certain information as to options granted pursuant to the 1992 Option Plan to each of the Named Executive Officers during the fiscal year ended June 30, 1999. All of such options were granted pursuant to the 1992 Option Plan by the Compensation Committee, are non-qualified stock options, have an option price equal to the closing market price on the date of grant and vest over a four-year period at the rate of 25% per year.


                        Option Grants During Fiscal 1999

                                                                            Potential Realizable
                                                                                   Value at
                                                                                Assumed Annual
                                                                                  Rates of
                                                                                 Stock Price
                                                                              Appreciation for
                                    Individual Grants                           Option Term(1)
                    ----------------------------------------------------     -------------------
                                   Percent of
                        Shares    Total Options
                      Underlying   Granted to            Exercise
                       Options    Employees in       Price     Expiration       Option Term
   Name               Granted(#)   FiscalYear      ($/share)      Date        5%($)     10%($)
   ----             -------------  ----------      ---------      ----        -----     ------
 David M. Goldenberg   150,000        35%            $1.78       6/22/09   $167,915   $425,529
 Robert J. DeLuccia          0        ---             ---         ---          ---         ---
 Kevin F.X. Brophy           0        ---             ---         ---          ---         ---
 Hans J. Hansen         10,000         2%             1.78       6/22/09     11,194     28,369
 Joseph E. Presslitz     5,000         1%             1.78       6/22/09      5,597     14,184
 Melvin A. Snyder            0        ---             ---          ---         ---         ---
 Cynthia L. Sullivan    30,000         7%             1.78       6/22/09     33,583     85,106
--------


     (1) Amounts represent hypothetical gains that could be achieved from the exercise of the respective options and the subsequent sale of the Common Stock underlying such options if the options were exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted. These rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. The exercise price of these options was equal to the closing market price of the Common Stock on the date of grant.

           The following table sets forth information for each of the Named Executive Officers with respect to the value of options exercised during the fiscal year ended June 30, 1999 and the value of outstanding and unexercised options held as of June 30, 1999, based upon the market value of the Common Stock of $1.4688 per share on that date.


                        Aggregated Option Exercises in Last Fiscal Year
                                and Fiscal Year-End Option Values

                                               Shares Underlying         Value of Unexercised
                                             Unexercised Options at     In-the-Money Options at
                        Shares                 Fiscal Year End (#)           Year End  ($)(2)
                       Acquired      Value   ----------------------     -----------------------
                      On Exercise   Realized    Exer-        Unexer-        Exer-     Unexer-
    Name                  (#)        ($)(1)    cisable       cisable       cisable    cisable
    ----              -----------   --------   -------       -------       -------    -------
 David M. Goldenberg       --       $  --       275,000       400,000    $     --   $      --
 Robert J. DeLuccia(3)     --          --         --             --            --          --
 Kevin F.X. Brophy(3)      --          --         --             --            --          --
 Hans J. Hansen            --          --       213,750        41,250          --          --
 Joseph E. Presslitz       --          --       119,750        43,750          --          --
 Melvin A. Snyder(3)       --          --         --             --            --          --
 Cynthia L. Sullivan       --          --       137,000        65,000          --          --
--------

     (1) Represents the difference between the closing market price of the Common Stock on the date of exercise and the exercise price per share of in-the-money options, multiplied by the number of shares acquired upon exercise. The calculation does not reflect the effect of any income taxes which may be due on the value realized.

     (2) Represents the difference between the closing market price of the Common Stock at June 30, 1999 of $1.4688 per share and the exercise price per share of in-the-money options, multiplied by the number of shares which could be acquired at June 30, 1999.

     (3) The employment of Messrs. Brophy, DeLuccia and Snyder ended prior to June 30, 1999. All options outstanding, whether or not vested, expired upon termination of employment.

 Performance Graph

    The following graph illustrates a comparison of the cumulative stockholder return (change in stock price plus reinvested dividends) of the Common Stock with the Nasdaq Pharmaceutical Stock Index (the "Nasdaq Pharmaceutical Index") and the Nasdaq Stock Market Index (U.S.) (the "Nasdaq Composite Index"). The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible performance of the Common Stock.

      [THE FOLLOWING CHART REPRESENTS THE PLOT POINTS OF AN ACTUAL GRAPH.]

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              AMONG IMMUNOMEDICS, INC., THE NASDAQ COMPOSITE INDEX
                       AND THE NASDAQ PHARMACEUTICAL INDEX

--------------------------------------------------------------------------------
                     6/30/94   6/30/95   6/30/96   6/30/97   6/30/98   6/30/99
--------------------------------------------------------------------------------
Immunomedics           100        68       264       125       127        42
--------------------------------------------------------------------------------
NASDAQ Composite       100       133       171       208       274       394
--------------------------------------------------------------------------------
NASDAQ Pharmaceutical  100       133       196       199       204       285
--------------------------------------------------------------------------------

    This chart above assumes $100 was invested on June 30, 1994 in the Common Stock, the securities comprising the Nasdaq Pharmaceutical Index and the securities comprising the Nasdaq Composite Index, with reinvestment of any dividends.


Retirement Plan

    The Company  maintains a retirement  plan  established  in  conformity  with
Section 401(k) of the Internal Revenue Code. All employees of the Company are eligible to participate in the retirement plan and may (but are not obligated
to) contribute a percentage of their salary to the retirement plan, subject to certain limitations. Each year, the Company may contribute to the retirement plan a percentage of each employee's contribution to the retirement plan, which does not exceed 5% of the employee's salary. The Company may also make an additional contribution to the retirement plan. Employee contributions vest immediately. Company contributions vest 20% after two years from the date of date of hire and, thereafter, at the rate of 20% per year for the following four years. A participant also becomes fully (100%) vested upon death, retirement at age 65 or becomes disabled while an employee. Benefits are paid following termination of employment or upon owing of financial hardship. It is not possible to estimate the benefits that any participant may be entitled to under the retirement plan since the amount of such benefits will be dependent upon, among other things, future contributions by the Company, future net income earned by the contributions and forfeitures on future terminations of employment. In each of the last three fiscal years, the Company has not contributed to the retirement plan in excess of $2,000 per year for any officer of the Company.

Agreements with Executive Officers

    The Company has not entered into any compensatory arrangement pursuant to which any Executive Officer of the Company will receive payments from the Company as a result of the Executive Officer's resignation, retirement or termination of employment or as a result of a change in control of the Company, except as set forth below.


Amended and Restated Employment Agreement with Dr. Goldenberg

    On November 1, 1993, the Company and Dr. Goldenberg entered into a five-year employment agreement (the "Agreement"), with an additional one-year assured renewal and thereafter automatically renewable for additional one-year periods unless terminated by either party as provided in the Agreement. Dr. Goldenberg will continue to serve as the Company's Chairman and will receive an annual base salary of not less than $220,000, subject to increases as determined by the Board of Directors. The Board of Directors increased Dr. Goldenberg's annual base salary to $265,000, effective July 1, 1997. Dr. Goldenberg's employment agreement was extended for a five-year period which expires on October 31, 2003. Dr. Goldenberg voluntarily reduced his annual base salary effective June 1999, from $265,000 to $225,000. Further, the Company acknowledged and approved Dr. Goldenberg's continuing involvement with CMMI and IBC Pharmaceuticals, LLC. ("IBC"), the Company's joint venture with Beckman Coulter, Inc.

     Pursuant to the Agreement, Dr. Goldenberg is required to devote as much time as is reasonably necessary to fulfill the duties contemplated by that Agreement. Additionally, the Agreement provides that Dr. Goldenberg may engage in other business, general investment and scientific activities provided such activities do not materially interfere with the performance of any of his obligations under the Agreement, allowing for those he presently performs for CMMI, as further discussed below. The Agreement extends the ownership rights of the Company to, with an obligation to diligently pursue, all ideas, discoveries, developments and products in the entire medical field, which, at any time during his past or continuing employment by the Company (but not when performing services for CMMI), Dr. Goldenberg has made or conceived or hereafter makes or conceives, or the making or conception of which he has materially contributed to or hereafter contributes to, all as defined in the Agreement (collectively "Goldenberg Discoveries").

    Further, pursuant to the Agreement, Dr. Goldenberg will receive incentive compensation of 0.5% on the first $75,000,000 of all defined Annual Net Revenue of the Company and 0.25% on all such Annual Net Revenue in excess thereof (collectively "Revenue Incentive Compensation"). Annual Net Revenue includes the proceeds of certain dispositions of assets or interests therein (other than defined Undeveloped Assets), including defined Royalties, certain equivalents thereof and, to the extent approved by the Board, non-royalty license fees. Revenue Incentive Compensation will be paid with respect to the period of Dr. Goldenberg's employment, and two years thereafter, unless he unilaterally terminates his employment without cause or he is terminated by the Company for cause. With respect to the period that Dr. Goldenberg is entitled to receive Revenue Incentive Compensation on any given products, it will be in lieu of any other percentage compensation based on sales or revenue due him with respect to such products under this Agreement or the existing License Agreement between the Company and Dr. Goldenberg (described below). With respect to any periods that Dr. Goldenberg is not receiving such Revenue Incentive Compensation for any products covered by patented Goldenberg Discoveries or by certain defined Prior Inventions of Dr. Goldenberg, he will receive 0.5% on cumulative annual net sales of, and royalties, certain equivalents thereof, and, to the extent approved by the Board, other consideration received by, the Company for such products, (collectively, "Annual Net Revenues"), up to a cumulative annual aggregate of $75,000,000 and 0.25% on any cumulative Annual Net Revenue in excess of $75,000,000 (collectively "Incentive Payments"). A $100,000 annual minimum payment will be paid in the aggregate against all Revenue Incentive Compensation and Incentive Payments and any payments under the License Agreement (discussed below).

    Dr. Goldenberg will also receive a percent, not less than 20%, to be determined by the Board, of net consideration (including license fees) which the Company receives for any disposition, by sale, license or otherwise (discussions directed to which commence during the term of his employment plus two years) of any defined Undeveloped Assets of the Company which are not budgeted as part of the Company's strategic plan. Pursuant to this provision, Dr. Goldenberg received an indirect 20% interest in IBC.

    Under the Agreement, Dr. Goldenberg is not entitled to any incentive compensation with respect to any products, technologies or businesses acquired from third parties for a total consideration in excess of $5,000,000, unless the Company had made a material contribution to the invention or development of such products, technologies or businesses prior to the time of acquisition. Except as affected by a defined Change in Control or otherwise approved by the Board of Directors, Dr. Goldenberg would also not be entitled to any incentive compensation based on defined Annual Net Revenue of the Company or any Incentive Payments with respect to any time during his term of employment (plus two years, unless employment is terminated by mutual agreement or by Dr. Goldenberg's death or permanent disability) that he is not the direct or beneficial owner of shares of the Company's voting stock with an aggregate market value of at least twenty times his defined annual cash compensation.


License Agreement with Dr. Goldenberg

    Pursuant to a License Agreement between the Company and Dr. Goldenberg, Dr. Goldenberg licensed to the Company certain patent applications owned by him at the time of the Company's formation in exchange for a royalty in the amount of 0.5% of the first $20,000,000 of annual net sales of all products covered by any of such patents and 0.25% of annual net sales of such products in excess of $20,000,000. As discussed above, the Agreement with Dr. Goldenberg extends the ownership rights of the Company to the Goldenberg Discoveries.


Life Insurance for Dr. Goldenberg

    The Company has also agreed with Dr. Goldenberg to maintain in effect for his benefit a $2,000,000 whole life insurance policy. If Dr. Goldenberg retires from the Company on or after his agreed retirement (age 62), or if his employment ends because of permanent disability, the Company must pay all then outstanding loans, if any, made under such policy, and assign such policy to Dr. Goldenberg in consideration of the services previously rendered by Dr.

Goldenberg to the Company. If the employment of Dr. Goldenberg ends for any other reason, except for cause, Dr. Goldenberg has the option to purchase such policy for a price mutually agreed upon by him and the Board of Directors, but not to exceed the cash value thereof less any outstanding policy loans, or he may purchase such policy at its full cash value, less any outstanding loans, with the purchase price to the paid out of the proceeds of the policy or any earlier payment or withdrawal of all or any portion of its net cash value. The Company also currently maintains $4,000,000 of key man life insurance on Dr. Goldenberg for the benefit of the Company.

    A trust created by Dr. Goldenberg has purchased a $10,000,000 whole life policy on his life. The policy provides funds which may be used to assist Dr. Goldenberg's estate in settling estate tax obligations and thus potentially reducing the number of shares of the Common Stock the estate may be required to sell over a short period of time to raise funds to satisfy such tax obligations. This policy was purchased in September 1994 to replace three policies aggregating $20,000,000 which had been in effect since November 1991 covering the second-to-die of Dr. Goldenberg and his then wife. Upon cancellation of these three policies, the cash surrender value of the policies was reinvested into the new policy. During what is estimated to be a 15-year period, the Company is obligated to pay $143,000 per year towards premiums, compared to an equivalent $250,000 commitment under the previous policies, in addition to amounts required to be paid by Dr. Goldenberg. The Company has an interest in this new policy up to the cumulative amount of premium payments made by it under the old and new policies, which, through September 30, 1999, amounted to $1,409,000. If Dr. Goldenberg's employment terminates, and the policy is not maintained, the Company would receive payment of only its invested cumulative premiums, up to the amount of cash surrender value in the policy.


Employment Agrement with Robert J. DeLuccia

    On June 1, 1998, the Company appointed Robert J. DeLuccia as President and Chief Executive Officer and a member of the Board of Directors. Mr. DeLuccia received an annual base salary of $240,000, subject to annual review by the Board of Directors. In addition, Mr. DeLuccia was granted ten-year options to purchase 200,000 shares of the Company's common stock at a price of $3.50 per share (the market price on the date of grant), which options expired upon his resignation in June 1999.

The Center for Molecular Medicine and Immunology

    The Center for Molecular Medicine and Immunology ("CMMI") (also known as the Garden State Cancer Center) is a non-profit corporation located in Belleville, New Jersey. CMMI was established in 1983 by Dr. Goldenberg and is devoted primarily to cancer research. Dr. Goldenberg was the original founder of, and currently serves as President and a member of the Board of Trustees of CMMI. Dr. Goldenberg devotes more of his time working for CMMI than for the Company. Certain consultants to the Company have employment relationships with CMMI and Dr. Hans Hansen, an officer of the Company, is an Adjunct Member at CMMI. Despite these relationships, CMMI is independent of the Company and its management and fiscal operations are the responsibility of its Board of Trustees.

    The Company's product development has involved, to varying degrees, CMMI for the performance of certain basic research and patient evaluations. CMMI performs pilot and pre-clinical trials in product areas of importance to the Company. In addition, CMMI conducts basic research and patient evaluations in a number of areas of potential interest to the Company the results of which are made available to the Company pursuant to a collaborative research and license agreement (the "Research Agreement"). If such research results in the development of a potential product, the Company has a right of first negotiation to obtain a worldwide exclusive license to produce and market the product (including the right to grant sublicenses), unless developed by CMMI under a research and development contract with a third party. In consideration for such rights, the Company pays CMMI an annual license fee of $200,000. If the Company exercises this right with respect to a product, it must pay to CMMI a royalty, to be negotiated in good faith at the time the license is obtained. To date, no products have been licensed from CMMI.

    The potential for conflict of interest exists in connection with the relationship between the Company and CMMI, and the provisions of the agreement between the Company and CMMI have been designed to prevent such conflicts of interest. The Company and CMMI have agreed that neither will have any right, title or interest in or to the research grants, contracts or other agreements obtained by the other party. The decision as to whether a potential product has reached the stage of development such that it must be offered by CMMI to the Company is made by the executive committee of the Board of Trustees of CMMI, and Dr. Goldenberg has agreed not to participate in the determination of any such issue. In addition, the decision by the Company as to whether or not to exercise its right of first negotiation or release any potential product offered by CMMI is determined by the majority vote of the Board of Directors (or a subcommittee thereof), and, again, Dr. Goldenberg has also agreed not to participate in the determination of any such issue.

    The Company also has made grants, totaling $200,000 since July 1, 1998, to CMMI in support of the research and clinical work being performed at CMMI, such grants to be expended in a manner deemed appropriate by the Board of Trustees of CMMI. The Company also supplies CMMI with laboratory materials and supplies at cost or, if provided in connection with collaborative research efforts, at no charge to CMMI and has donated to CMMI surplus equipment no longer used by the Company.


                      SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected KPMG LLP as the independent auditors to audit the books and accounts of the Company for the current fiscal year. KPMG LLP has served as such independent auditors since fiscal year 1992. One or more representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will respond to appropriate questions.

    The Board of Directors recommends that the stockholders vote FOR approval of the selection of KPMG LLP as the Company's independent auditors.

                STOCKHOLDERS PROPOSALS FOR NEXT ANNUAL MEETING

    Stockholders of the Company wishing to include proposals in the proxy material relating to the 2000 Annual Meeting of Stockholders of the Company must submit the same in writing so as to be received at the principal executive office of the Company (to the attention of the Secretary) on or before August 3, 2000 for such proposal to be considered for inclusion in the proxy statement for such meeting. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

    The Governance and Nominating Committee (or the full Board of Directors acting in such capacity) will consider nominees recommended by stockholders of the Company for election as a Director at the 2000 Annual Meeting of Stockholders of the Company, provided that any such recommendation is submitted in writing, not less than 60 nor more than 120 days before the anniversary date of the 1999 Annual Meeting of Stockholders, to the Committee, c/o the Secretary of the Company, at the Company's principal executive offices, accompanied by a description of the proposed nominee's qualifications and other relevant biographical information and an indication of the consent of the proposed nominee to serve. In recommending candidates, the Governance and Nominating Committee seeks individuals who possess broad training and experience in business, finance, law, government, medicine, immunology, molecular biology, management or administration and considers factors such as personal attributes, geographic location and special expertise complementary to the background and experience of the Board as a whole.


                                OTHER MATTERS

    As of the date of this proxy statement, the Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. However, the accompanying proxy gives discretionary authority if other matters properly come before the Annual Meeting, and the persons named in the accompanying proxy intend to vote thereon in accordance with their best judgment.

    The Company will furnish, without charge, to each person whose proxy is being solicited, upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 1999, as filed with the Securities and Exchange Commission, including the financial statements, notes to the financial statements and the financial schedules contained therein. Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Written requests for copies of any such materials should be directed to Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey 07950; Attention -- Investor Relations.

                       SOLICITATION AND EXPENSES

    The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, Directors, officers and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals and the Company will reimburse them for their expenses.

                                   By Order of the Board of Directors,


                                    DAVID M. GOLDENBERG,
                                    Chairman and Chief Executive Officer

October 18, 1999

                               IMMUNOMEDICS, INC.

             PROXY - Annual Meeting of Stockholders - December 1, 1999
                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

          Know All Men By These Presents, that the undersigned stockholder of Immunomedics, Inc. hereby constitutes and appoints David M. Goldenberg and Cynthia L. Sullivan, and each and either of them, the attorneys and proxies of the undersigned, with full power of substitution and revocation, to vote for and in the name, place and stead of the undersigned at the Annual Meeting of Stockholders of Immunomedics, Inc. to be held at the offices of Immunomedics, Inc., 300 American Road, Morris Plains, New Jersey on Wednesday, December 1, 1999, at 10:00 A.M., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT AUDITORS.

                  (Continued and To Be Signed on Reverse Side)


[X]  Please mark your
     votes as in this
     example


                  FOR all nominees       WITHHOLD
                      except as          AUTHORITY
                   indicated below   for all nominees
                                                    Nominees: David M. Goldenberg,                             FOR   AGAINST ABSTAIN
                                                              Marvin E. Jaffe,        2. Proposal to ratify    [  ]    [  ]    [  ]
1. Election of          [  ]              [  ]                Richard R. Pivirotto,      KPMG  LLP as the
   Directors                                                  Richard C. Williams        independent auditors
                                                                                         for the fiscal year
For, except vote withheld from the following nominee(s):                                 ending June 30, 2000

___________________________________________________________                           3. In  their discretion,
                                                                                         upon such other matters
                                                                                         as may properly come
                                                                                         before the meeting.

                                                                                      Both of said attorneys and  proxies,  or their
                                                                                      substitutes (or if only one, that one) at said
                                                                                      meeting,  or  any  adjournments  thereof,  may
                                                                                      exercise  all of the  powers hereby given. Any
                                                                                      proxy heretofore given is hereby revoked.

                                                                                      Receipt  is  acknowledged  of  the  notice  of
                                                                                      Annual  Meeting  of  Stockholders,   the Proxy
                                                                                      Statement  accompanying  said  Notice  and the
                                                                                      Annual Report  to Stockholders  for the fiscal
                                                                                      year ended June 30, 1999.

                                                                                      In  Witness   Whereof,  the  undersigned   has
                                                                                      signed this Proxy.

                                                                                      I will attend the Annual Meeting.     [  ]

                                                                                      I will NOT attend the Annual Meeting. [  ]


Signature(s):____________________________ Date_______________  Signature(s):____________________________ Date_______________

NOTE:

Signature(s) of  stockholder(s)  should  correspond  exactly with the names(s) shown hereon.  If stock is jointly held, both holders should sign. Attorneys,  executors,  administrators,  trustees, guardians or others signing in a representative capacity should give their full titles.  Proxies executed in the name of a corporation  should be signed on behalf of the corporation by its president or other authorized officer. This Proxy, properly filled in, dated and signed, should be returned promptly in the enclosed envelope.